Certification Pursuant to Section 906 of the
        Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code)


In connection with the attached Report on Form N-CSR of Thornburg Limited Term Municipal Fund, Inc. (the "Company"), to be filed with the Securities and Exchange Commission (the "Report"), each of the undersigned officers of the Company does hereby certify that, to the best of such officer's knowledge:


1. The Report fully complies with the requirements of 13(a) or 15(d) of the Securities Exchange Act of 1934; and


2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Thornburg Limited Term Municipal Fund, Inc. as of, and for, the periods presented in the Report.


Dated: February 19, 2004


/s/  Brian J. McMahon


Brian J. McMahon


President and principal executive officer


Dated: February 20, 2004


/s/  George T. Strickland


George T. Strickland


Treasurer and principal financial officer


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.